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                                2ND AMENDMENT TO
                                ----------------
                             SUB-ADVISORY AGREEMENT
                             ----------------------

     THIS 2ND AMENDMENT TO THE SUB-ADVISORY AGREEMENT, effective as of October 1, 2011 (the "Amendment"), is between Lincoln Investment Advisors Corporation (the "Adviser"), a Tennessee corporation and SSgA Funds Management, Inc. (the "Sub-Adviser"), a Massachusetts corporation.

     WHEREAS, the Adviser has contracted with the Sub-Adviser to provide sub-advisory services to certain funds within the Lincoln Variable Insurance Products Trust pursuant to a Sub-Advisory Agreement, entered into April 30, 2008, as amended (the "Agreement");

     WHEREAS, the parties have agreed to amend the Agreement and its Schedule A
                                                                     ----------
to change the fee payable by the Adviser with respect to the LVIP SSgA Large Cap 100 Fund and the LVIP SSgA Bond Index Fund.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A shall be deleted and replaced with the attached Schedule A to
        ----------                                                 ----------
     show the new fee structure for the LVIP SSgA Large Cap 100 Fund and the LVIP SSgA Bond Index Fund;

     2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect; and

     3. This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

LINCOLN INVESTMENT ADVISORS             SSGA FUNDS MANAGEMENT, INC.
CORPORATION


By: /s/ Kevin J. Adamson                By: /s: illegible signature/
    ---------------------------------       ------------------------------------
Name: Kevin J. Adamson                  Name:
Title: Vice President                         ----------------------------------
                                        Title:
                                               ---------------------------------

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                                   SCHEDULE A
                                   ----------

                                  FEE SCHEDULE

Pursuant to Section 3 of the attached Sub-Advisory Agreement between Lincoln Investment Advisors Corporation (the "Adviser") and SSgA Funds Management, Inc. (the "Sub-Adviser") with respect to multiple Funds of the Lincoln Variable Insurance Products Trust (the "Trust"), the Adviser shall pay the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

                                                 ANNUAL FEE AS A PERCENTAGE OF
                   FUNDS                           AVERAGE DAILY NET ASSETS
-------------------------------------------   ----------------------------------
LVIP SSgA Large Cap 100 Fund*                 0.18% of first $50 Million
                                              0.05% of next $450 Million
                                              0.02% over $500 Million

LVIP SSgA Small-Mid Cap 200 Fund*             0.18% first $50 million
                                              0.05% next $450 million
                                              0.02% excess $500 million

LVIP SSgA Developed International 150 Fund*   0.18% first $50 million
                                              0.06% next $450 million
                                              0.04% excess $500 million

LVIP SSgA Emerging Markets 100 Fund*          0.18% of first $50 Million
                                              0.10% of next $50 Million
                                              0.06% of next $400 Million
                                              0.05% over $500 Million

LVIP SSgA International Index Fund**          0.10% first $50 million
                                              0.06% next $450 million
                                              0.04% excess $500 million

LVIP SSgA Bond Index Fund**                   0.035% of first $100 Million
                                              0.03% of next $400 Million
                                              0.02% over $500 Million

LVIP SSgA Small-Cap Index Fund**              0.030% of first $500 Million
                                              0.020% over $500 Million

LVIP SSgA S & P 500 Index Fund**              0.015% of first $1 Billion
                                              0.010% over $1 Billion

*    Subject to a minimum annual fee of $50,000.
**   Subject to a minimum annual fee of $100,000.


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